UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2010

First Midwest Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-10967	36-3161078
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Pierce Place, Suite 1500, Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

(630) 875-7450

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FIRST MIDWEST BANCORP, INC.

FORM 8-K

August 16, 2010

Item 8.01.	Other Events

On Friday, August 13, 2010 First Midwest Bancorp, Inc. (“FMBI”) announced that its wholly-owned subsidiary First Midwest Bank (“First Midwest”) acquired certain assets and assumed certain liabilities of Palos Heights-based Palos Bank and Trust Company (“Palos Bank”) in a transaction facilitated by the Federal Deposit Insurance Corporation (“FDIC”). Through this transaction, First Midwest assumed approximately $470 million in deposits and purchased approximately $460 million in assets, based on financial data as of June 30, 2010.

In connection with this transaction First Midwest entered into loss sharing agreements with the FDIC, which will cover approximately $355 million of the acquired assets. Under the loss sharing agreements the FDIC will cover 70% of covered loan losses up to $117 million, and 80% of cover loan losses that exceed $117 million, if any. Gains and recoveries on covered assets will offset losses, or be paid to the FDIC, at the applicable loss share percentage at the time of recovery. The loss sharing agreement applicable to single family residential mortgage loans provides for FDIC loss sharing and First Midwest reimbursement to the FDIC for ten years. The loss share agreement applicable to commercial loans provides for FDIC loss sharing for five years and First Midwest reimbursement to the FDIC for eight years.

The former Palos Bank and Trust Company branches located at 12600 South Harlem Avenue, Palos Heights, Illinois, 13419 South Ridgeland Avenue, Palos Heights, Illinois, 9400 West 179th Street, Tinley Park, Illinois, 15801 South Bell Road, Homer Glen, Illinois and 11210 West Lincoln Highway, Mokena, Illinois will operate as branches of First Midwest. These branches will enhance First Midwest’s footprint in Cook and Will Counties and strengthen the company’s suburban Chicago franchise.

A conference call to discuss this acquisition will be held on Monday, August 16, 2010 at 10:30 A.M. (ET). Members of the public who would like to listen to the conference call should dial (866) 356-4441 (U.S. domestic) or (617) 597-5396 (international) and enter passcode number 723 68 998. The number should be dialed 10 to 15 minutes prior to the start of the conference call. There is no charge to access the call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the Company’s website, www.firstmidwest.com/investorrelations. For those unable to listen to the live broadcast, a replay will be available on the Company’s website or by dialing (888) 286-8010 (U.S. domestic) or (617) 801-6888 (international) passcode number 662 65 579 beginning at 12:00 P.M. (ET) on August 16, 2010 until 11:59 P.M. (ET) on August 23, 2010.

A copy of the press release issued by First Midwest regarding the transactions is attached as Exhibit 99.1 and presentation materials for the conference call is attached as Exhibit 99.2, each of which is incorporated into this Item 8.01 by reference.

Item 9.01.	Financial Statements and Exhibits.

99.1	First Midwest Press Release dated August 13, 2010

99.2	Investor Presentation for Acquisition of Palos Bank and Trust Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

First Midwest Bancorp, Inc.
(Registrant)

Date: August 16, 2010	By:	/S/ CYNTHIA A. LANCE
Cynthia A. Lance
Executive Vice President and
Corporate Secretary